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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tweeter Home Entertainment Group, Inc. on Form S-8 of our report dated June 5, 1998, appearing in the Prospectus of Tweeter Home Entertainment Group, Inc., which is part of Form S-1 Registration Statement No. 333-51015.



/s/ Deloitte & Touche LLP
-----------------------------
Deloitte & Touche LLP


Boston, Massachusetts
November 24, 1998